Exhibit 10(vii)

                     CONSULTING AGREEMENT



     THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of this 17th day of January, 1996, by and between SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC., a Michigan corporation ("Company") and WARD N. KIRBY ("Consultant").

                     W I T N E S S E T H:

     WHEREAS, Consultant will resign from employment with Company as of the close of business on January 17, 1996; and

     WHEREAS, Company desires to retain the services of Consultant, and Consultant agrees to provide consulting services, for a one year period.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, Company and Consultant agree to the following:

     1. Consulting Term. Consultant is hereby retained by Company as consultant and independent contractor to provide consulting services for a one-year period deemed to have commenced on January 1, 1996 and ending December 31, 1996 (the "Consulting Period"), unless this Agreement is (a) sooner terminated in accordance with Section 5 hereof, or (b) extended by mutual agreement.

     2. Consulting Services. Consultant agrees that during the Consulting Period he will faithfully render such consulting and advisory services, with respect to the conduct of the business of Company and its subsidiaries, or otherwise, as may from time to time be requested of Consultant by Company.

     3. Consulting Fees. In consideration for the consulting services, Company will pay to Consultant compensation in the amount of Eighteen Thousand Dollars ($18,000), to be paid to Consultant in a lump sum on or before February 15, 1996.

     4. Expenses. Consultant shall be reimbursed for all necessary and ordinary expenses incurred by Consultant which are directly associated with the services rendered hereunder and which are not otherwise reimbursed to him, including, by way of example but not limitation, reasonable travel, lodging, meals and business entertainment but not including secretarial services.

     5. Termination of Consulting Period. Notwithstanding anything to the contrary contained herein, Company may, by notice in writing, terminate this Agreement upon the occurrence of any of the following events:
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          a)   If Consultant commits any breach of the terms or
               conditions hereof;

          b) If Consultant fails to perform his duties and obligations as specified herein; or

          c) If Consultant commits acts constituting willful fraud or dishonesty.

     6. Confidential Information. Consultant, during the Consulting Period and thereafter will not, directly or indirectly (without Company's prior written consent), use for himself or use for, or disclose to, any party other than Company, or any subsidiary or affiliate of Company, any Confidential Information, as hereafter defined, including but not limited to the following:

          a) the business or products of Company, or any of its subsidiaries or affiliates, or

          b) the costs, uses or applications of, or the customers or suppliers (and information concerning transactions and prospective transactions therewith) for products made, assembled, produced or sold by Company or any subsidiary or affiliate thereof, or

          c) any apparatus, method, system, manufacturing or other process at any time used, developed or investigated by or for Company or any subsidiary or affiliate thereof, whether or not invented, developed, acquired, discovered or investigated by Consultant.

As used herein, "Confidential Information" means all technical and business information of Company, its subsidiaries and affiliates which is of a confidential, trade secret and/or proprietary character.

     7. Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Michigan.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              SOUTHEASTERN MICHIGAN GAS
                              ENTERPRISES, INC.

                              By: Frank G. Andreoni, Chairman
                              Date: Jan. 18, 1996

                              WARD N. KIRBY
                              Ward N. Kirby
                              Date: January 17, 1996

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